       As filed with the Securities and Exchange Commission on April 2, 1998
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SYNTHETIC INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                               58-1049400

  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                 Identification No.)

        309 LAFAYETTE ROAD
       CHICKAMAUGA, GEORGIA                            30707

  (Address of Principal Executive                    (Zip Code)
             Offices)

                          EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the Plan)

                                 JOSEPH F. DANA
                  CHIEF OPERATING OFFICER AND GENERAL COUNSEL
                               309 LAFAYETTE ROAD
                           CHICKAMAUGA, GEORGIA 30707

                    (Name and address of agent for service)

                                 (706) 375-3121

                (Telephone number, including area code, of agent
                                  for service)

                          ---------------------------

                                with copies to:

                                 MARK ZVONKOVIC
                                KING & SPALDING
                          1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 556-2100

                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                          Proposed maximum         Proposed maximum
  Title of securities to         Amount to be            offering price per       aggregate offering      Amount of registration
      be registered               registered                  share(1)                  price(1)                    fee
--------------------------------------------------------------------------------------------------------------------------------
  Common Stock,                      325,000(2)              $  23.875                $ 7,759,375               $  2,289
  $1.00 par value
--------------------------------------------------------------------------------------------------------------------------------

                          ---------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(h)(i) and 457(c) based upon the average of the bid price and asked price as of March 25, 1998.
(2) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                   The following documents filed by Synthetic Industries, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                   (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

                   (2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 1997; and

                   (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on October 24, 1996 (File No. 0-12357), including any amendment or report filed for the purpose of updating such information.

                   All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.            DESCRIPTION OF SECURITIES.

                   Not applicable.

ITEM 5.            INTERESTS OF NAMED EXPERTS AND COUNSEL.

                   The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by King & Spalding, 1185 Avenue of the Americas, New York, New York 10036.

ITEM 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                   Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                   A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

                   In accordance with Section 145 of the DGCL, Article VII of the Registrant's Certificate of Incorporation, as amended and restated (the "Restated Certificate") provides that the Registrant may indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director, officer, fiduciary, or agent of the Registrant, or, while serving as a director, officer, fiduciary or agent of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of another domestic or foreign corporation or other individual or entity or of an employee benefit plan to the extent and in the manner provided in any bylaw, resolution of the directors, resolution of the stockholders, contract, or otherwise so long as such indemnification is legally permissible.

                   The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article VII of the Restated Certificate.

ITEM 7.            EXEMPTION FROM REGISTRATION CLAIMED.

                   Not applicable.

ITEM 8.            EXHIBITS.

                Exhibit                                  Description
                -------        ----------------------------------------------------------------------
                  3.1          Certificate of Incorporation of the Registrant (included as an exhibit to the Registrant's Registration Statement on Form 8-A (0-12357) as
                               filed on October 24, 1996 and incorporated herein by reference).

                  3.2          Amended and Restated Bylaws of the Registrant (included as an exhibit to the Registrant's Registration Statement on Form 8-A (0-12357) as
                               filed on October 24, 1996 and incorporated herein by reference).

                  5.1.*        Opinion of King & Spalding.

                  23.1*        Consent of Deloitte & Touche LLP.

                  23.2*        Consent of King & Spalding (included in Exhibit 5.1).


                  24.1         Power of Attorney (included on signature page).

                  99.1         Synthetic Industries, Inc. Employee Stock Purchase Plan (included as exhibit A to the Registrant's Proxy Statement filed January 28, 1998 and incorporated herein by reference).

--------------------
*Filed herewith


ITEM 9.            UNDERTAKINGS.

                   (a)      The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chickamauga, State of Georgia, on the 2nd day of April, 1998.

                                       SYNTHETIC INDUSTRIES, INC.

                                       By: /s/ LEONARD CHILL
                                          ------------------------------------
                                          Leonard Chill
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Chill and Joseph Sinicropi, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

 SIGNATURE                               TITLE                                   DATE
 ---------                               -----                                   ----
           /s/ LEONARD CHILL             President, Chief Executive Officer      April 2, 1998
 --------------------------------------  and Director (Principal Executive
               Leonard Chill             Officer)


           /s/ JOSEPH F. DANA            Chief Operating Officer, General        April 2, 1998
 --------------------------------------  Counsel and Director
               Joseph F. Dana


           /s/ JOSEPH SINICROPI          Chief Financial Officer and Secretary   April 2, 1998
 --------------------------------------  (Principal Financial and Accounting
               Joseph Sinicropi          Officer)


           /s/ LEE J. SEIDLER            Director                                April 2, 1998
 --------------------------------------
               Lee J. Seidler



           /s/ WILLIAM J. SHORTT         Director                                April 2, 1998
 --------------------------------------
               William J. Shortt



           /s/ ROBERT L. VOIGT           Director                                April 2, 1998
 --------------------------------------
               Robert L. Voigt